Exhibit 99.1

ALLIED WORLD REPORTS A 96% COMBINED RATIO FOR THE FIRST QUARTER 2016

•	Net investment income grew by 19.5% to $53.3 million from $44.6 million in the prior year quarter

•	Net favorable reserve development on prior loss years of $25.4 million

•	The company repurchased $66.7 million of its common shares since the beginning of the year

•
Earlier today at the company's Annual Shareholder Meeting, shareholders approved a new, two-year $500 million share repurchase authorization and an additional four quarterly dividends equal to $0.26 per share

ZUG, Switzerland--(BUSINESS WIRE)--Allied World Assurance Company Holdings, AG (NYSE: AWH) today reported net income of $74.1 million, or $0.81 per diluted share, for the first quarter of 2016 compared to net income of $124.4 million, or $1.27 per diluted share, for the first quarter of 2015.
The company reported operating income of $59.0 million, or $0.65 per diluted share, for the first quarter of 2016, compared to operating income of $91.7 million, or $0.93 per diluted share, for the first quarter of 2015.
President and Chief Executive Officer Scott Carmilani commented, "We are pleased at the positive contributions from our investment portfolio and solid underwriting results this quarter. Although market conditions remain challenging, we continue to find attractive opportunities while maintaining our strong focus on risk selection and capital management."

First Quarter Summary (Unaudited)

(Expressed in millions of U.S. dollars,	Three Months Ended March 31,
except per share amounts)			Diluted per share
	2016	2015	2016	2015

Net income	$74.1	$124.4	$0.81	$1.27
Add after tax effect of:
Net realized investment gains	(12.1)	(42.6)	(0.13)	(0.44)
Foreign exchange (gain) loss	(3.0)	9.9	(0.03)	0.10
Operating income	$59.0	$91.7	$0.65	$0.93

First Quarter Operating Results

•
Gross premiums written were $863.5 million, a 1.9% decrease compared to $880.6 million for the first quarter of 2015. This was driven by a decline in the Reinsurance segment, partially offset by growth in the Global Markets Insurance segment. North American Insurance was essentially flat.

◦
The Global Markets Insurance segment grew by 94.7% on a constant dollar basis and 90.6% on an as reported basis, driven by the inclusion of the acquired Asian operations. The first quarter of 2016 was the fourth quarterly period to include the results of the acquired Asian operations, making future prior year quarter references directly comparable.

◦
The North American Insurance segment was essentially unchanged, led by growth across programs and environmental businesses, offset in part by declines in primary casualty, healthcare, and property businesses.

◦	The Reinsurance segment decreased by 16.0% driven largely by the reduction in property catastrophe risk as well as the non-renewal of certain other property and casualty treaties.

•	The company did not experience any reportable catastrophe losses for the first quarter of 2016 or the comparable quarter last year.

•	The combined ratio was 96.0% compared to 88.1% for the first quarter of 2015.

•
The loss and loss expense ratio was 64.2% for the first quarter of 2016 compared to 57.2% for the prior year quarter. During the first quarter of 2016, the company recorded net favorable reserve development on prior loss years of $25.4 million, a benefit of 4.4 percentage points to the loss and loss expense ratio, compared to $63.6 million a year ago, a benefit of 11.2 percentage points. In the prior year quarter, the company benefited from significant favorable development related to 2010 and prior accident years in its North American Insurance general casualty and professional lines businesses. During the quarter, the company experienced $8.6 million of current year development in the Global Markets Insurance segment largely due to the impact of certain aviation and property events.

•
The company's expense ratio was 31.8% for the first quarter of 2016 compared to 30.9% for the first quarter of 2015. The increase was largely driven by higher acquisition ratios across all three business segments, most notably within the acquired Asian operations. The company's general and administrative expense ratio was 16.6% for the first quarter of 2016 compared to 17.1% for the prior year quarter. This improvement was driven by lower compensation expenses.

Investment Results

•	The total financial statement return on the company's investment portfolio for the three months ended March 31, 2016 was 0.8% compared to 1.0% for the three months ended March 31, 2015.

•
Net investment income increased 19.5% in the quarter compared to the prior year quarter, driven by increased returns from fixed maturity assets and the improved performance of Allied World Financial Services.

•
As of March 31, 2016, non-core assets represented 19.3% of the investment portfolio, a decrease as compared to 22.5% as of December 31, 2015 and 28.9% as of March 31, 2015. This decrease was largely driven by a reduced allocation to public equities.

•	See the table below for the components of the investment returns:

(Expressed in millions of U.S. dollars,	Three Months Ended March 31,
except percentages)	2016	2015
Net investment income	$53.2	$44.6
Net realized investment gains	18.9	45.0
Total financial statement portfolio return	$72.1	$89.6

Average invested assets	$9,299.1	$8,615.0
Financial statement portfolio return	0.8%	1.0%

Note: Net investment income, realized gains and unrealized gains are disclosed on a pre-tax basis.

Shareholders' Equity

•	As of March 31, 2016, the company’s total shareholders' equity was $3,535.5 million, compared to $3,532.5 million as of December 31, 2015.

•	As of March 31, 2016, diluted book value per share was $38.13, an increase of 0.9% compared to $37.78 as of December 31, 2015.

•	As of March 31, 2016, diluted tangible book value per share was $32.68, an increase of 0.9% compared to $32.38 as of December 31, 2015.

•	Annualized net income return on average shareholders' equity was 8.4% for the quarter, compared to 2.3% for the full year 2015.

Capital Management

•	Through April 18, 2016, year to date, the company repurchased a total of 1,936,812 of its common shares for an aggregate cost of $66.7 million at an average price of $34.42 per share.

•	In May 2015, the company’s shareholders approved four quarterly dividends equal to $0.26 per share. The fourth and last dividend was paid on March 31, 2016.

•
Proposals for an additional four quarterly dividends equal to $0.26 per share and a new, two-year $500 million share repurchase authorization were approved by the company's shareholders at the Annual Shareholder Meeting held earlier today.

Supplementary Information
Allied World has provided a Financial Supplement as of March 31, 2016. This information is available in the "Investor Relations" section of the company's website at www.awac.com.

Conference Call
Allied World will host a conference call on Wednesday, April 20, 2016 at 8:00 a.m. (Eastern Time) to discuss the results for the first quarter ended March 31, 2016. The public may access a live webcast of the conference call at the "Investor Relations" section of the company's website at www.awac.com. In addition, the conference call can be accessed by dialing 1 (888) 771-4371 (U.S. callers) or 1 (847) 585-4405 (international callers) and entering the passcode 42198699 approximately ten minutes prior to the call. A replay of the call will be available through Friday, May 6, 2016 at www.awac.com.

Non-GAAP Financial Measures
In presenting the company's results, management has included and discussed in this press release certain non-generally accepted accounting principles ("non-GAAP") financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the company's business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles ("U.S. GAAP").
"Operating income" is an internal performance measure used in the management of the company's operations and represents after-tax operational results excluding, as applicable, net realized investment gains or losses, net foreign exchange gain or loss, and other non-recurring items. The company excludes net realized investment gains or losses, net foreign exchange gain or loss, and other non-recurring items from the calculation of operating income because these amounts are heavily influenced by and fluctuate in part according to the availability of market opportunities and other factors. In addition to presenting net income determined in accordance with U.S. GAAP, the company believes that showing operating income enables investors, analysts, rating agencies and other users of the company's financial information to more easily analyze our results of operations and underlying business performance. Operating income should not be viewed as a substitute for U.S. GAAP net income.
"Annualized return on average shareholders' equity" ("ROAE") is calculated using average shareholders’ equity, excluding the average after tax other comprehensive income or loss, which may include unrealized gains (losses) on investments or currency translation adjustments. Unrealized gains (losses) on investments are primarily the result of interest rate and credit spread movements and the resultant impact on fixed income securities. Such gains (losses) are not related to management actions or operational performance, nor are they likely to be realized. Therefore, the company believes that excluding these amounts provides a more consistent and useful measurement of operating performance, which supplements U.S. GAAP information. In calculating ROAE, the net income (loss) available to shareholders for the period is multiplied by the number of such periods in a calendar year in order to arrive at annualized net income (loss) available to shareholders. The company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.
"Annualized operating return on average shareholders' equity" is calculated using operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above), and average shareholders' equity, excluding the average after tax unrealized gains (losses) on investments or currency translation adjustments. Unrealized gains (losses) are excluded from equity for the reasons outlined in the ROAE explanation above.
"Tangible shareholders' equity and diluted book value per share" is calculated using total shareholders' equity excluding goodwill and intangible assets, because it represents a more liquid measure of the company's net assets than total shareholders' equity. The company also has included diluted book value per share because it takes into account the effect of dilutive securities; therefore, the company believes it is an important measure of calculating shareholder returns.
Reconciliations of these financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables.

About Allied World
Allied World Assurance Company Holdings, AG, through its subsidiaries and brand known as Allied World, is a global provider of innovative property, casualty and specialty insurance and reinsurance solutions. Allied World offers superior client service through a global network of offices and branches. All of Allied World's rated insurance and reinsurance subsidiaries are rated A by A.M. Best Company, A by Standard & Poor's, and A2 by Moody's, and our Lloyd's Syndicate 2232 is rated A+ by Standard & Poor's and AA- by Fitch.

Please visit the following for further information on Allied World: Web: www.awac.com | Facebook: www.facebook.com/alliedworld | LinkedIn: https://www.linkedin.com/company/allied-world.

Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this press release reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, our forward-looking statements could be affected by pricing and policy term trends; increased competition; the adequacy of our loss reserves; negative rating agency actions; greater frequency or severity of unpredictable catastrophic events; the impact of acts of terrorism and acts of war; the company or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management's response to these factors, and other factors identified in our filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in thousands of United States dollars, except share and per share amounts)

	Quarter Ended March 31,
	2016	2015

Revenues:
Gross premiums written	$863,545	$880,614
Premiums ceded	(159,499)	(108,086)

Net premiums written	704,046	772,528
Change in unearned premiums	(123,924)	(203,980)
Net premiums earned	580,122	568,548
Net investment income	53,253	44,551
Net realized investment gains	18,858	45,025
Other income	565	854
Total revenues	652,798	658,978
Expenses:
Net losses and loss expenses	372,366	325,176
Acquisition costs	88,308	78,699
General and administrative expenses	96,352	97,138
Other expense	1,134	1,823
Amortization of intangible assets	2,500	633
Interest expense	19,949	14,337
Foreign exchange (gain) loss	(3,011)	9,897
Total expenses	577,598	527,703
Income before income taxes	75,200	131,275
Income tax expense	1,101	6,919
NET INCOME	$74,099	$124,356

PER SHARE DATA:
Basic earnings per share	$0.82	$1.30
Diluted earnings per share	$0.81	$1.27

Weighted average common shares outstanding	90,254,512	95,935,551
Weighted average common shares and common share equivalents outstanding	91,559,225	97,577,029

Dividends paid per share	$0.260	$0.225

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of
	March 31,	December 31,
ASSETS:	2016	2015
Fixed maturity investments trading, at fair value	$7,568,110	$7,201,538
Equity securities trading, at fair value	201,968	403,022
Other invested assets	940,342	966,709

Total investments	8,710,420	8,571,269
Cash and cash equivalents	859,457	668,612
Insurance balances receivable	885,415	745,888
Funds held	353,156	640,819
Prepaid reinsurance	380,319	392,265
Reinsurance recoverable	1,511,959	1,479,959
Reinsurance recoverable on paid losses	82,662	96,437
Accrued investment income	40,146	38,304
Net deferred acquisition costs	186,878	165,206
Goodwill	389,695	388,127
Intangible assets	115,719	116,623
Balances receivable on sale of investments	24,627	36,889
Net deferred tax assets	24,972	24,401
Other assets	162,595	147,149

Total assets	$13,728,020	$13,511,948

LIABILITIES:
Reserve for losses and loss expenses	$6,575,078	$6,456,156
Unearned premiums	1,796,861	1,683,274
Reinsurance balances payable	221,633	214,369
Balances due on purchases of investments	147,959	125,126
Senior notes	1,293,302	1,292,907
Other long-term debt	23,311	23,033
Accounts payable and accrued liabilities	134,413	184,541
Total liabilities	10,192,557	9,979,406

SHAREHOLDERS' EQUITY:
Common shares: 2016 and 2015: par value CHF 4.10 per share (2016: 94,062,342; 2015: 95,523,230 shares issued and 2016: 89,840,448; 2015: 90,959,635 shares outstanding)	375,087	386,702
Treasury shares, at cost (2016: 4,221,894; 2015: 4,563,595)	(146,287)	(155,072)
Accumulated other comprehensive loss	(6,168)	(9,297)
Retained earnings	3,312,831	3,310,209
Total shareholders' equity	3,535,463	3,532,542

Total liabilities and shareholders' equity	$13,728,020	$13,511,948

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED CONSOLIDATED SEGMENT DATA
(Expressed in thousands of United States dollars, except for ratio information)

	North American	Global Markets
Three Months Ended March 31, 2016	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$379,183	$115,529	$368,833	$863,545
Net premiums written	266,245	87,613	350,188	704,046
Net premiums earned	316,266	94,210	169,646	580,122
Net losses and loss expenses	(216,218)	(67,800)	(88,348)	(372,366)
Acquisition costs	(33,882)	(17,908)	(36,518)	(88,308)
General and administrative expenses	(52,169)	(29,029)	(15,154)	(96,352)
Underwriting income (loss)	13,997	(20,527)	29,626	23,096
Other insurance-related income	565	—	—	565
Other insurance-related expense	(705)	(5)	(423)	(1,133)
Segment income (loss)	13,857	(20,532)	29,203	22,528
Net investment income				53,253
Net realized investment gains				18,858
Amortization of intangible assets				(2,500)
Interest expense				(19,950)
Foreign exchange gain				3,011
Income before income taxes				$75,200

GAAP Ratios:
Loss and loss expense ratio	68.4%	72.0%	52.1%	64.2%
Acquisition cost ratio	10.7%	19.0%	21.5%	15.2%
General and administrative expense ratio	16.5%	30.8%	8.9%	16.6%
Expense ratio	27.2%	49.8%	30.4%	31.8%
Combined ratio	95.6%	121.8%	82.5%	96.0%

	North American	Global Markets
Three Months Ended March 31, 2015	Insurance	Insurance	Reinsurance	Total

Gross premiums written	$380,767	$60,562	$439,285	$880,614
Net premiums written	296,883	42,895	432,750	772,528
Net premiums earned	312,970	50,040	205,538	568,548
Net losses and loss expenses	(195,479)	(20,510)	(109,187)	(325,176)
Acquisition costs	(31,032)	(7,008)	(40,659)	(78,699)
General and administrative expenses	(59,288)	(18,025)	(19,825)	(97,138)
Underwriting income	27,171	4,497	35,867	67,535
Other insurance-related income	854	—	—	854
Other insurance-related expense	(855)	(968)	—	(1,823)
Segment income	27,170	3,529	35,867	66,566
Net investment income				44,551
Net realized investment gains				45,025
Amortization of intangible assets				(633)
Interest expense				(14,337)
Foreign exchange loss				(9,897)
Income before income taxes				$131,275

GAAP Ratios:
Loss and loss expense ratio	62.5%	41.0%	53.1%	57.2%
Acquisition cost ratio	9.9%	14.0%	19.8%	13.8%
General and administrative expense ratio	18.9%	36.0%	9.6%	17.1%
Expense ratio	28.8%	50.0%	29.4%	30.9%
Combined ratio	91.3%	91.0%	82.5%	88.1%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED OPERATING INCOME RECONCILIATION
(Expressed in thousands of United States dollars, except share and per share amounts)

	Three Months Ended March 31,
	2016	2015

Net income	$74,099	$124,356
Add after tax effect of:
Net realized investment gains	(12,079)	(42,572)
Foreign exchange (gain) loss	(3,011)	9,897
Operating income	$59,009	$91,681

Weighted average common shares outstanding:
Basic	90,254,512	95,935,551
Diluted	91,559,225	97,577,029

Basic per share data:
Net income	$0.82	$1.30
Add after tax effect of:
Net realized investment gains	(0.13)	(0.44)
Foreign exchange (gain) loss	(0.03)	0.10
Operating income	$0.66	$0.96

Diluted per share data:
Net income	$0.81	$1.27
Add after tax effect of:
Net realized investment gains	(0.13)	(0.44)
Foreign exchange (gain) loss	(0.03)	0.10
Operating income	$0.65	$0.93

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED DILUTED BOOK VALUE PER SHARE RECONCILIATION
(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of
	March 31,	December 31,
	2016	2015
Price per share at period end	$34.94	$37.19

Total shareholders' equity	$3,535,463	$3,532,542

Total tangible shareholders' equity	$3,030,049	$3,027,792

Basic common shares outstanding	89,840,448	90,959,635

Add: unvested restricted share units	1,243,533	819,309

Add: performance based equity awards	595,572	591,683

Add: employee share purchase plan	38,885	53,514

Add: dilutive options outstanding	1,947,836	1,968,607
Weighted average exercise price per share	$16.88	$16.87
Deduct: options bought back via treasury method	(941,259)	(892,993)

Common shares and common share
equivalents outstanding	92,725,015	93,499,755

Basic book value per common share	$39.35	$38.84
Diluted book value per common share	$38.13	$37.78

Basic tangible book value per common share	$33.73	$33.29
Diluted tangible book value per common share	$32.68	$32.38

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED ANNUALIZED RETURN ON SHAREHOLDERS' EQUITY RECONCILIATION
(Expressed in thousands of United States dollars, except for percentage information)

	Three Months Ended March 31,
	2016	2015

Opening shareholders' equity	$3,532,542	$3,778,291
Add: accumulated other comprehensive loss	9,297	—
Adjusted opening shareholders' equity	3,541,839	3,778,291

Closing shareholders' equity	$3,535,463	$3,829,067
Add: accumulated other comprehensive loss	6,168	—
Adjusted closing shareholders' equity	3,541,631	3,829,067

Average shareholders' equity	$3,541,735	$3,803,679

Net income available to shareholders	$74,099	$124,356
Annualized net income available to shareholders	296,396	497,424

Annualized return on average shareholders' equity -
net income available to shareholders	8.4%	13.1%

Operating income available to shareholders	$59,009	$91,681
Annualized operating income available to shareholders	236,036	366,724

Annualized return on average shareholders' equity -
operating income available to shareholders	6.7%	9.6%

Media:
Faye Cook
Senior Vice President, Marketing & Communications
+1-441-278-5406
Faye.Cook@awac.com

Investors:
Sarah Doran
Senior Vice President, Investor Relations and Treasurer
+1-646-794-0590
Sarah.Doran@awac.com
Website: www.awac.com